SECURITIES PURCHASED PURSUANT TO RULE 10f-3
MORGAN GRENFELL HIGH YIELD BOND FUND
JULY - SEPTEMBER, 1999

					Security Purchased		Comparison Security			Comparison Security
Issuer				Kappa Beher BV			Packaging Corp.				Grupo IN Durango

Underwriters			Barclays, DB AG London, 	JP Morgan, DB Alex. Brown		Chase
					Salomon Smith Barney
					International

Years of continuous
operation, including
predecessors			> 3 years				> 3 years					> 3 years

Security 				KAPPA 10%, 7/15/09		PACKAM 9.625%, 4/1/09			GIDUSA 10.25%, 8/1/03

Is the affiliate a manager
or co-manager of offering?	co-manager				co-manager					no

Name of underwriter or
dealer from which
purchased				Barlcays				n/a						n/a

Firm commitment
underwriting?			yes					yes						yes


Trade date/Date of
Offering				7/16/1999				3/31/1999					7/22/1996

Total dollar amount of
offering sold to QIBs		$100,000,000			$550,000					-


Total dollar amount
of any concurrent
public offering			$100,000,000			-						$250,000

Total

Public offering price		100.000				100.000					100.000

Price paid if other
than public offering
price					same					n/a						n/a

Underwriting spread or
commission				not disclosed because 		not disclosed because			not disclosed because
					private placement			private placement				private placement

Rating				B/B2					B/B3						BB-/B2

Current yield			10.35%				9.625%					10.625%

Total par value purchased	$1,000,000				n/a						n/a

$ amount of purchase		$1,000,000				n/a						n/a

% of offering purchased
by fund				0.50%					n/a						n/a

% of offering purchased
by associated funds		0.00%					n/a						n/a

Total					0.50%					n/a						n/a